UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2005

The First Marblehead Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31825	04-3295311
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, MA		02119-8157
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

On October 27, 2005, at the 2005 annual meeting of stockholders (the “Annual Meeting”) of The First Marblehead Corporation (the “Corporation”), the Corporation’s stockholders approved an amendment to the Corporation’s 2003 Stock Incentive Plan (“Plan”) increasing from 1,200,000 to 2,700,000 the number of shares of common stock reserved for issuance under the Plan (the “Amendment”).  The Amendment had previously been adopted, subject to stockholder approval, by the Board of Directors of the Corporation (the “Board”).

The Plan, as amended, is filed as Exhibit 99.1 hereto and is incorporated herein by reference. A summary of the material terms of the Plan is contained in the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on October 3, 2005.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 27, 2005, Peter B. Tarr, General Counsel and Vice Chairman of the Board, was elected by the Board as General Counsel and Chairman of the Board.

The information required by Items 401 and 404 of Regulation S-K with respect to Mr. Tarr, including biographical information, business experience and related-party transactions, is contained in the Corporation’s definitive proxy statement filed with the SEC on October 3, 2005 and incorporated by reference herein.  A summary of Mr. Tarr’s letter agreement with the Corporation relating to the terms of his employment, dated June 10, 2005, is contained in the Corporation’s Form 8-K filed with the SEC on June 16, 2005, which is also incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits

99.1                           2003 Stock Incentive Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: October 31, 2005	By:	/s/ Donald R. Peck
Donald R. Peck
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	2003 Stock Incentive Plan, as amended